Exhibit 99.1

THE TILE SHOP REPORTS First QUARTER 2020 RESULTS

MINNEAPOLIS – May 8, 2020 – Tile Shop Holdings, Inc. (OTC Pink: TTSH) (the “Company”), a specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories, today announced results for its first quarter ended March 31, 2020.

First Quarter Summary

Net Sales Increased 8.5%

Comparable Store Sales Increased 6.7%

Gross Margin of 68.9%

Net Income of $3.5 Million; Adjusted EBITDA of $11.4 Million

$25.5 Million Reduction of Debt

Management Commentary – Cabell Lolmaugh, CEO

“Improving retail execution, professional customer relationship development, and disciplined expense management enabled us to reduce our debt balance by over 40% during the first quarter,” stated Cabell Lolmaugh, CEO. “The COVID-19 pandemic is having a significant impact on our business and it is disappointing for our entire team after seeing encouraging results to start the year. Store closures and shelter in place orders have resulted in a 50% decrease in traffic and sales across our chain during the month of April. We are focused on the safety of our customers and employees and minimizing the long-term impact on our business.”

	Three Months Ended
(unaudited, amounts in thousands, except per share data)	March 31,
	2020	2019
Net sales	$94,279	$86,908
Net sales increase/(decline) (1)	8.5%	(4.6)%
Comparable store sales increase/decline(2)	6.7%	(4.2)%
Gross margin rate	68.9%	71.2%
Income from operations as a % of net sales	2.8%	3.3%
Net income	$3,502	$1,320
Net income per diluted share	$0.07	$0.03
Adjusted EBITDA	$11,375	$11,612
Adjusted EBITDA as a % of net sales	12.1%	13.4%
Number of stores open at the end of period	142	140

(1)	As compared to the prior year period.
(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the first day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales includes total charges to customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation. Comparable store sales data reported by other companies may be prepared on a different basis and therefore may not be useful for purposes of comparing the Company’s results to those of other businesses. Company management believes the comparable store sales operating metric provides useful information to both management and investors to evaluate the Company’s performance, the effectiveness of its strategy and its competitive position.

First QUARTER 2020

Net Sales

Net sales increased $7.4 million, or 8.5%, from $86.9 million in the first quarter of 2019 to $94.3 million in the first quarter of 2020. Comparable store sales increased $5.8 million, or 6.7%, for the first quarter of 2020 compared to the first quarter of 2019 due to stronger conversion rates and higher average tickets which were partially offset by weaker store traffic. During the three months ended March 31, 2019, the Company experienced a significant negative impact on conversion rates due to the implementation of a new ERP system. Traffic levels decreased sharply in March 2020 following the outbreak of COVID-19. Sales generated by stores not included in the comparable store base increased $1.6 million during the three months ended March 31, 2020 compared to the three months ended March 31, 2019.

Gross Profit

Gross profit increased $3.1 million, or 5.0%, from $61.8 million in the first quarter of 2019 to $65.0 million in the first quarter of 2020. The gross margin rate was 68.9% for the first quarter of 2020 and 71.2% for the first quarter of 2019. The decrease in the gross margin rate during the first quarter of 2020 was primarily driven by an increase in the cost of products sold during the three months ended March 31, 2020 compared to the three months ended March 31, 2019.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased $3.4 million, or 5.8%, from $58.9 million in the first quarter of 2019 to $62.4 million in the first quarter of 2020. The increase in selling, general and administrative expense was primarily due to $2.2 million of asset impairment charges and a $1.1 million increase in legal expenses that was largely due to shareholder litigation.

Inventory

Inventory decreased $11.3 million from $97.6 million at the end of the fourth quarter of 2019 to $86.3 million at the end of the first quarter of 2020.

Long-Term Debt

Long-term debt decreased $25.5 million from $63.0 million at the end of the fourth quarter of 2019 to $37.5 million at the end of the first quarter of 2020.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the first quarter of 2020 was $11.4 million compared with $11.6 million for the first quarter of 2019. See the table below for a reconciliation of GAAP net income to Adjusted EBITDA.

	Three Months Ended
(unaudited, $ in thousands)	March 31,
	2020	% of net sales(1)	2019	% of net sales(1)
GAAP net income	$3,502	3.7%	$1,320	1.5%
Interest expense	848	0.9	978	1.1
Income taxes	(1,756)	(1.9)	611	0.7
Depreciation and amortization	8,215	8.7	7,964	9.2
Stock-based compensation	566	0.6	739	0.8
Adjusted EBITDA	$11,375	12.1%	$11,612	13.4%

(1)	Amounts do not foot due to rounding.

2

Pretax Return on Capital Employed

Pretax Return on Capital Employed was (0.9%) for the trailing twelve months as of the end of the first quarter in 2020 compared to 6.7% for the trailing twelve months as of the end of the first quarter in 2019. See the Pretax Return on Capital Employed calculation in the table below.

(unaudited, $ in thousands)	March 31,
	2020(1)	2019(1)
(Loss)/Income from Operations (trailing twelve months)	$(1,657)	$13,347

Total Assets	401,279	328,030
Less: Accounts payable	(19,260)	(29,242)
Less: Income tax payable	(44)	(116)
Less: Other accrued liabilities	(25,805)	(27,035)
Less: Lease liability(2)	(160,115)	(67,122)
Less: Other long-term liabilities	(3,917)	(3,937)
Capital Employed	192,138	200,578

Pretax Return on Capital Employed	(0.9)%	6.7%

(1)	Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.
(2)	Represents the average lease liability and deferred rent account balances for the four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking (loss) income from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, deferred rent, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes, and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

3

IMPACT OF THE COVID-19 PANDEMIC

The COVID-19 pandemic has caused significant economic hardship across the United States and is having a material, adverse effect on the Company. Significant uncertainty exists concerning the magnitude, impact and duration of the COVID-19 pandemic. While the majority of the Company’s stores are still open to the public, the Company has taken steps to close stores and limit its hours of operation when stores are able to remain open. Since the beginning of the second quarter, the Company’s traffic and sales have decreased by approximately 50% when compared to the same period in 2019. Factors deriving from the COVID-19 response that have and are expected to continue to negatively impact the Company in the future include: limitations on the ability of the Company’s suppliers to manufacture and ship the products sold by the Company; limitations on the Company’s employees’ ability to perform their work due to illness caused by the pandemic or local, state, or federal orders requiring the Company’s stores to close or employees to remain at home; limitation of carriers to deliver the Company’s product to customers; limitations on the ability of the Company’s customers to conduct their business and purchase the Company’s products and services; and limitations on the ability of the Company’s customers to pay in a timely manner. These events are expected to have a material, adverse effect on the Company’s results of operations, cash flows and liquidity at least until the COVID-19 pandemic moderates. The effectiveness of economic stabilization efforts, including U.S. government payments to affected citizens and industries, is uncertain. A recession resulting from the COVID-19 pandemic would prolong and exacerbate the negative impact on us.

The Company has taken immediate steps to curtail operating expenses that include reducing the size of its workforce and temporarily suspending incentive compensation programs. Additionally, the Company is conserving cash by limiting inventory purchases, cutting anticipated spending on capital projects, and pursuing rent deferrals with its landlords. Although each of the remedial measures was taken to protect the business and preserve liquidity, each may also have the potential to have a material adverse impact on the Company’s current business, financial condition and results of operations, and may create additional risks for the Company. While the Company anticipates that the foregoing measures are temporary, it cannot predict the specific duration for which these precautionary measures will stay in effect, and there may be a need to take additional measures as the information available continues to develop, including with respect to the Company’s employees, relationships with its third-party vendors, and its customers. It is also possible that the remedial measures taken will not be adequate to mitigate the impact of the COVID-19 pandemic and the events described above, which could further adversely affect the Company’s business, results of operations, cash flow and liquidity.

The Company’s Credit Agreement with Bank of America, N.A, Fifth Third Bank, and Citizen’s Bank (the “Credit Agreement”) provides the Company with a senior credit facility consisting of a $100.0 million revolving line of credit through September 18, 2023. Borrowings outstanding consisted of $37.5 million on the revolving line of credit as of March 31, 2020. The Credit Agreement includes financial and other covenants, including covenants to maintain certain fixed charge ratios and consolidated total rent adjusted leverage ratios. The Company was in compliance with its covenants as of March 31, 2020.

As described above, due to the impact of the COVID-19 pandemic and the closure of some of the Company’s stores, the Company’s financial performance has been negatively impacted and will continue to be negatively impacted until the pandemic eases. Prior to the outbreak of the pandemic, the Company believed that it would comply with the financial covenants under the Credit Agreement over the next twelve months; however, given current trends caused by the pandemic, it is unlikely that it will comply with certain covenants (such as the leverage ratio) in the second quarter of 2020 and possibly subsequent quarters. Under the terms of the Credit Agreement, the lenders could require repayment of the debt in advance of its maturity in the event of default. The Company is actively working with the lenders and evaluating a range of options. The Company expects to obtain an amendment or waiver from its lenders prior to a potential breach. Failure to obtain a waiver or amendment would have a material adverse effect on the Company’s liquidity, financial condition and results of operations.

WEBCAST AND CONFERENCE CALL

The Company will not hold an earnings conference call for its first quarter 2020 financial results.

4

ABOUT THE TILE SHOP

The Tile Shop (OTC Pink: TTSH) is a leading specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 142 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. Many of the Company’s risks have been, and may further be, exacerbated by the COVID-19 pandemic. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the SEC by the Company.

Contact:

Investors and Media:

Mark Davis

763-852-2978

mark.davis@tileshop.com

5

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except share data)

	(Unaudited)	(Audited)
	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$5,701	$9,104
Restricted cash	815	815
Receivables, net	4,209	3,370
Inventories	86,295	97,620
Income tax receivable	9,298	3,090
Other current assets, net	8,049	8,180
Total Current Assets	114,367	122,179
Property, plant and equipment, net	121,069	130,461
Right of use asset	135,451	137,737
Deferred tax assets	2,741	7,196
Other assets	1,988	2,241
Total Assets	$375,616	$399,814

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,403	$18,181
Income tax payable	47	87
Current portion of lease liability	27,751	26,993
Other accrued liabilities	27,363	24,589
Total Current Liabilities	70,564	69,850
Long-term debt, net	37,500	63,000
Long-term lease liability	128,187	131,451
Financing lease obligation, net	230	274
Other long-term liabilities	4,263	4,340
Total Liabilities	240,744	268,915

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 51,396,986 and 50,806,674 shares, respectively	5	5
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in-capital	156,969	156,482
Accumulated deficit	(22,016)	(25,518)
Accumulated other comprehensive loss	(86)	(70)
Total Stockholders' Equity	134,872	130,899
Total Liabilities and Stockholders' Equity	$375,616	$399,814

6

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

($ in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net sales	$94,279	$86,908
Cost of sales	29,324	25,066
Gross profit	64,955	61,842
Selling, general and administrative expenses	62,361	58,948
Income from operations	2,594	2,894
Interest expense	(848)	(978)
Other income	-	15
Income before income taxes	1,746	1,931
Benefit (provision) for income taxes	1,756	(611)
Net income	$3,502	$1,320

Income per common share:
Basic	$0.07	$0.03
Diluted	$0.07	$0.03

Weighted average shares outstanding:
Basic	49,842,072	51,961,780
Diluted	49,842,072	52,037,996

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Gross margin rate	68.9%	71.2%
SG&A expense rate	66.1%	67.8%
Income from operations margin rate	2.8%	3.3%
Adjusted EBITDA margin rate	12.1%	13.4%

7

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Cash Flows From Operating Activities
Net income	$3,502	$1,320
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	8,215	7,964
Amortization of debt issuance costs	149	149
Loss on disposals of property, plant and equipment	-	82
Impairment charges	2,155	-
Stock based compensation	566	739
Deferred income taxes	4,456	64
Changes in operating assets and liabilities:
Receivables	(839)	(2,858)
Inventories	11,325	(709)
Prepaid expenses and other assets	223	(806)
Accounts payable	(2,772)	8,429
Income tax receivable / payable	(6,249)	457
Accrued expenses and other liabilities	2,973	5,296
Other, net	(812)	(448)
Net cash provided by operating activities	22,892	19,679
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(645)	(12,198)
Proceeds from insurance	-	610
Net cash used in investing activities	(645)	(11,588)
Cash Flows From Financing Activities
Payments of long-term debt and financing lease obligations	(79,160)	(18,054)
Advances on line of credit	53,600	15,000
Dividends paid	-	(2,606)
Employee taxes paid for shares withheld	(79)	(82)
Net cash used in financing activities	(25,639)	(5,742)
Effect of exchange rate changes on cash	(11)	30
Net change in cash	(3,403)	2,379
Cash, cash equivalents and restricted cash beginning of period	9,919	6,382
Cash, cash equivalents and restricted cash end of period	$6,516	$8,761

Cash and cash equivalents	$5,701	$7,936
Restricted cash	815	825
Cash, cash equivalents and restricted cash end of period	$6,516	$8,761

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$15	$1,478
Cash paid for interest	833	934
Cash paid for income taxes, net	22	-

8